UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

B2Digital, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-11882	84-0916299
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4425 Ventura Canyon Avenue, Suite 105, Sherman Oaks, CA	91423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 281-2571

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2007, B2Digital, Incorporated, a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Eagle West Communications, Inc., a Nevada corporation and Arizona based cable provider (“Eagle West”). Pursuant to the Agreement, the Company agreed to purchase from Eagle West substantially all of the assets relating to the operation of five cable franchises in North Eastern Arizona. In consideration for the assets purchased under the Agreement, the Company agreed to pay Eagle West a total of $1,200,000 as follows: $100,000 as an earnest money deposit due within five days of the execution of the Agreement and payable against certain debt of Eagle West; 2,500,000 shares of restricted common stock of the Company valued at $.20 per share (the “Shares”); and a $600,000 convertible promissory note (the “Note”). The Shares have piggy back registration rights. The Note bears interest of 7.5% until due at the end of one year and is convertible into common stock of the Company at $.20 per share. The Note is secured by the assets purchased under the Agreement. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, Note and Security Agreement attached hereto as Exhibits 10.1-10.3.

Paul D.H. LaBarre is an officer and majority shareholder of Eagle West and an officer, director and majority shareholder of the Company. Mr. LaBarre abstained from voting on this transaction. Other than with respect to Mr. LaBarre and the transaction, there is no material relationship between Eagle West and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

On March 19, 2007, the Company issued a press release in connection with the purchase of the assets, which is attached hereto as Exhibit 99.1. Subsequent to March 19, 2007, the parties agreed to postpone the closing of the acquisition under the Agreement until on or about April 16, 2007. The Company has paid $50,000 of the consideration under the Agreement and will pay the balance of the consideration, which includes the issuance of the Shares and the Note, at closing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated March 19, 2007 between Eagle West Communications, Inc., a Nevada corporation, and B2Digital, Incorporated
10.2	Promissory Note
10.3	Security Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2007

B2Digital, Incorporated

By: /s/Robert Russell
Name:Robert Russell
Title: Chief Executive Officer